Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES SECOND-QUARTER RESULTS
- Net Income of $3.2 Million; Best Second Quarter Since 2008 -
- Adjusted EBITDA of $12.8 Million; Best Second Quarter Since 2008 -
- Gross Margin of 12.8%, up 150 Basis Points From Q2 2016 -
- Debt Principal Reduction of $76.4 Million From Q2 2016 -

ATLANTA - August 10, 2017 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal second quarter ended July 1, 2017.

“We continue to make progress in our local market and sales excellence emphasis, which coupled with our ongoing deleveraging efforts, enabled us to improve our financial performance while significantly reducing our debt from prior year levels. As we remain focused on our customers and markets, our team is energized and motivated to continue improving our operating results and garnering market share,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “With the successful completion of our operational efficiency initiatives, we have experienced excellent performance this quarter, even with fewer facilities. Our commitment to improving our business resulted in our best second quarter net income, gross margin, and Adjusted EBITDA results since 2008.

“We have also significantly reduced our debt principal by $76.4 million from this period a year ago. We continue to focus on deleveraging our balance sheet while actively marketing certain owned facilities for sale leaseback opportunities and exploring financing alternatives. Furthermore, with the working capital efficiencies we have achieved, we have reduced our operating working capital by $21.6 million from second quarter 2016.”

Second Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $474.0 million for the second quarter of fiscal 2017, compared to $509.0 million from the prior fiscal second quarter. As previously disclosed, the Company undertook several operational efficiency initiatives beginning in the second quarter of fiscal 2016, pursuant to which it closed and sold certain facilities and rationalized inventory by discontinuing certain underperforming products. When excluding the effects of these operational efficiency initiatives, adjusted same-center net sales increased by $23.2 million or 5.1% from this period a year ago. We believe that excluding the effects of the Company’s operational efficiency initiatives from our financial performance is helpful in presenting comparability across periods.

Even with the pressure on commodity lumber prices during the period, the Company recorded gross profit of $60.5 million during the fiscal second quarter, up $3.2 million from the prior fiscal second quarter, with a gross margin of 12.8%, up 150 basis points from this period a year ago. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit increased by $3.4 million from fiscal second quarter 2016.

BlueLinx recorded net income of $3.2 million for the fiscal second quarter, up $6.4 million from this period a year ago. Adjusted EBITDA, which is a non-GAAP measure, was $12.8 million for the fiscal second quarter.

First Six Months of Fiscal 2017 Compared to Prior Year Period
For the first six months of fiscal 2017, the Company generated $902.6 million in net sales compared to $983.3 million from the prior year period. When excluding the effects of our operational efficiency initiatives, adjusted same-center net sales increased by $32.2 million or 3.7% from the same period in 2016.

Gross profit for the first six months of fiscal 2017 was equal to the prior period at $115.0 million, with a gross margin of 12.7%, an increase of 100 basis points from the prior year period. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit increased by $6.0 million or 5.5% from the first six months ended July 2, 2016.

The Company recorded net income of $3.8 million for the first six months of fiscal 2017, up $13.1 million from this period a year ago. Adjusted EBITDA, which is a non-GAAP measure, for the six month period was $20.1 million, an increase of $0.5 million or 2.3% from the first six months of fiscal 2016. Excluding the effects of our operational efficiency initiatives, same-center Adjusted EBITDA, a non-GAAP measure, was up $1.7 million or 8.9% from the same period in 2016.

Working Capital and Liquidity
As of July 1, 2017, the Company had $74.2 million of excess availability under its asset-based revolving credit facility, based on qualifying inventory and receivables, an increase of $8.9 million from the same period a year ago. As a result of our working capital initiatives and mortgage reduction efforts, interest expense decreased by $0.9 million or 14.1% from fiscal second quarter 2016 and by $2.8 million or 21.2% from the first six months of fiscal 2016.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week following the live call by dialing 404-537-3406, Conference ID# 5957625. The recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income (Loss). Further, we also exclude, as an additional measure, the effects of the operational efficiency initiatives, to determine same-center Adjusted EBITDA, which is useful for period over period comparability.

We present Adjusted EBITDA (and the exclusion of the effects of the operational efficiency initiatives) because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

We define the non-GAAP metrics of adjusted same-center net sales and adjusted same-center gross profit as net sales and gross profit excluding the effects of both closed facilities and the inventory rationalization initiative. These measures are not in accordance with GAAP, and are not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted same-center net sales and adjusted same-center gross profit, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
We believe adjusted same-center net sales and adjusted same-center gross profit are helpful in presenting comparability across periods without the effect of our operational efficiency initiatives. We also believe that these non-GAAP metrics are used by securities analysts, investors, and other interested parties in their evaluation of our company, to illustrate the effects of these initiatives. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Operating working capital is an important measure we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$474,001	$509,011	$902,609	$983,337
Cost of sales	413,455	451,624	787,629	868,354
Gross profit	60,546	57,387	114,980	114,983
Operating expenses (income):
Selling, general, and administrative	49,012	52,678	101,925	107,855
Gains from sales of property	—	(384)	(6,700)	(761)
Depreciation and amortization	2,253	2,396	4,616	4,871
Total operating expenses	51,265	54,690	99,841	111,965
Operating income	9,281	2,697	15,139	3,018
Non-operating expenses (income):
Interest expense	5,367	6,250	10,610	13,457
Other expense (income), net	—	135	(2)	(237)
Income (loss) before provision for (benefit from) income taxes	3,914	(3,688)	4,531	(10,202)
Provision for (benefit from) income taxes	676	(544)	709	(913)
Net income (loss)	$3,238	$(3,144)	$3,822	$(9,289)

Basic earnings (loss) per share	$0.36	$(0.35)	$0.42	$(1.05)
Diluted earnings (loss) per share	$0.35	$(0.35)	$0.42	$(1.05)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	July 1, 2017	December 31, 2016
Assets:
Current assets:
Cash	$4,777	$5,540
Receivables, less allowances of $2,701 and $2,733, respectively	167,570	125,857
Inventories, net	220,677	191,287
Other current assets	20,228	23,126
Total current assets	413,252	345,810
Property and equipment:
Land and land improvements	30,703	34,609
Buildings	84,772	80,131
Machinery and equipment	75,036	72,122
Construction in progress	358	3,104
Property and equipment, at cost	190,869	189,966
Accumulated depreciation	(103,926)	(101,644)
Property and equipment, net	86,943	88,322
Other non-current assets	12,089	10,005
Total assets	$512,284	$444,137
Liabilities:
Current liabilities:
Accounts payable	$96,363	$82,735
Bank overdrafts	22,296	21,696
Accrued compensation	6,047	8,349
Current maturities of long-term debt, net of discount of $415 and $201, respectively	56,585	29,469
Other current liabilities	13,892	12,092
Total current liabilities	195,183	154,341
Non-current liabilities:
Long-term debt, net of discount of $1,997 and $2,544, respectively	270,185	270,792
Pension benefit obligation	32,879	34,349
Other non-current liabilities	39,432	14,496
Total liabilities	537,679	473,978
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,098,221 and 9,031,263, respectively	91	90
Additional paid-in capital	258,548	257,972
Accumulated other comprehensive loss	(36,693)	(36,651)
Accumulated stockholders’ deficit	(247,341)	(251,252)
Total stockholders’ deficit	(25,395)	(29,841)
Total liabilities and stockholders’ deficit	$512,284	$444,137

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2017	July 2, 2016
Net cash used in operating activities	$(54,491)	$(25,943)

Cash flows from investing activities:
Property and equipment investments	(189)	(344)
Proceeds from sale of assets	27,598	2,197
Net cash provided by investing activities	27,409	1,853

Cash flows from financing activities:
Repayments on revolving credit facilities	(172,932)	(282,371)
Borrowings from revolving credit facilities	227,654	308,673
Principal payments on mortgage	(28,976)	(9,431)
Increase in cash held in escrow related to the mortgage	1,490	9,118
Other, net	(917)	(1,467)
Net cash provided by financing activities	26,319	24,522

(Decrease) increase in cash	(763)	432
Cash, beginning of period	5,540	4,808
Cash, end of period	$4,777	$5,240

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule sets forth a reconciliation of net income (loss) to Adjusted EBITDA, including same-center Adjusted EBITDA versus comparable prior year periods:

	Quarter Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net income (loss)	$3,238	$(3,144)	$3,822	$(9,289)
Adjustments:
Depreciation and amortization	2,253	2,396	4,616	4,871
Interest expense	5,367	6,250	10,610	13,457
Provision for (benefit from) income taxes	676	(544)	709	(913)
Gain from sales of property	—	(384)	(6,700)	(761)
Share-based compensation expense	695	430	1,459	845
Multi-employer pension withdrawal	1,000	—	5,500	—
Restructuring, severance, and legal, and other	(427)	7,581	108	8,069
Refinancing-related expenses	—	69	—	3,385
Adjusted EBITDA	$12,802	$12,654	$20,124	$19,664

Adjusted EBITDA	$12,802	$12,654	$20,124	$19,664
Less: non-GAAP adjustments	—	106	—	1,190
Same-center Adjusted EBITDA	$12,802	$12,548	$20,124	$18,474

The following schedule sets forth a reconciliation of net sales and gross profit to the non-GAAP measures of adjusted same-center sales and adjusted same-center gross profit versus comparable prior periods:

	Quarter Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$474,001	$509,011	$902,609	$983,337
Less: non-GAAP adjustments	—	58,222	—	112,893
Adjusted same-center net sales	$474,001	$450,789	$902,609	$870,444
Adjusted year-over-year percentage increase - sales	5.1%		3.7%

Gross profit	$60,546	$57,387	$114,980	$114,983
Less: non-GAAP adjustments	—	224	—	5,959
Adjusted same-center gross profit	$60,546	$57,163	$114,980	$109,024

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Debt Principal
The following schedule presents debt principal for the second quarters of fiscal 2017 and fiscal 2016, respectively:

	July 1, 2017	July 2, 2016	YOY Change
Revolving credit facilities - principal	$231,335	$246,858	$(15,523)
Mortgage - principal	97,847	158,769	(60,922)
Total	$329,182	$405,627	$(76,445)

Operating Working Capital
Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. The following schedule displays the selected balance sheet components of our operating working capital calculation:

	July 1, 2017	July 2, 2016	YOY Change
Current assets:
Cash	$4,777	$5,240	$(463)
Receivables, less allowance for doubtful accounts	167,570	181,623	(14,053)
Inventories, net	220,677	214,802	5,875
Other current assets	20,228	28,562	(8,334)
Total current assets	$413,252	$430,227	$(16,975)

Current liabilities:
Accounts payable	$96,363	$96,830	$(467)
Bank overdrafts	22,296	17,330	4,966
Accrued compensation	6,047	6,829	(782)
Current maturities of long-term debt, net of discount	56,585	62,653	(6,068)
Other current liabilities	13,892	12,942	950
Total current liabilities	$195,183	$196,584	$(1,401)

Operating working capital	$274,654	$296,296	$(21,642)